EXHIBIT 24.2
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Visual Data Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Visual Data Corporation (the "Company"), of our report dated December 10, 1997, relating to the financial statements of the Company, appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997.

ARTHUR ANDERSEN LLP

Miami, Florida,
  August 5, 1998